UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	98-040164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2005, the Board of Directors of Cano Petroleum, Inc. (the “Company”) approved the Company’s 2005 Directors’ stock option plan. The purpose of the plan is to attract, retain and compensate highly qualified individuals who are not employees for service as members of the Board of Directors by providing them with competitive compensation and an ownership interest in the Company’s common stock.  The plan became effective on April 1, 2005 and continues in effect for a term of ten years unless sooner terminated by the Board of Directors.  The plan authorizes 150,000 shares of common stock which may be optioned and sold under the plan, plus an annual increase on the first day of each fiscal year beginning in 2005, 2006, 2007, 2008 and 2009 equal to the lesser of (a) 100,000 shares of common stock, (b) one-half of one percent (0.5%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (c) such lesser number of shares as is determined by the Board of Directors.  All options granted under the stock option plan will be nonstatutory options.  In addition, options may be granted only to non-employee directors.  Among other provisions, the plan grants to each non-employee director an option to purchase 25,000 shares upon initial appointment to the Board and subsequent annual options to purchase 25,000 shares.  The exercise price of each option granted under the plan will equal 100% of the average of the fair market value per share of the Company’s common stock for the 20 trading days immediately preceding the date of grant of the option.  The term of each option will be ten years unless sooner terminated in accordance with the plan.  The plan provides that, for options which have been granted: (a) if an outside director ceases to serve as a director, he or she may exercise such options, but only within 90 days after the date he or she ceases to be a director and only to the extent that he or she was entitled to exercise the options at the date of such termination; (b) in the event a director is unable to continue his or her service as a director as a result of his or her total and permanent disability, he or she may exercise his or her options, but only within 12 months from the date of his or her termination and only to the extent that he or she was entitled to exercise the options at the date of such termination; and (c) in the event of the death of a director (i) who has been in continuous status as a director since the date of grant of the options, or (ii) three months after the termination of continuous status as a director, the options may be exercised at any time within 12 months following the date of death by the director’s estate or by a person who acquired the right to exercise the options by bequest or inheritance but only to the extent that the right to exercise had accrued at the date of death or the termination, as applicable.

To date, we have granted 25,000 options to each of our non-employee Directors under the Directors stock option plan: Donnie D. Dent, Gerald W. Haddock, Randall Boyd, Dr. Jim Underwood and Morris B. “Sam” Smith.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1                           2005 Directors’ Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 28, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer